UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2009 (December 22, 2009)
PEBBLEBROOK HOTEL TRUST
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-34571 (Commission File Number)	27-1055421 (I.R.S. Employer Identification No.)
10319 Westlake Drive, Suite 112
Bethesda, MD 20817
(Address of principal executive offices) (Zip code)
(301) 765-6045
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 22, 2009, Pebblebrook Hotel Trust (the “Company”) announced that it has appointed Thomas C. Fisher as its new Executive Vice President and Chief Investment Officer. Mr. Fisher is expected to join the Company on January 11, 2010 and will lead the Company’s property acquisition and investment activities. Mr. Fisher was previously Managing Director — Americas for Jones Lang LaSalle Hotels. Mr. Fisher joined Jones Lang LaSalle in 1996 and served in a variety of roles, most recently as its Managing Director-Americas. Prior to joining Jones Lang LaSalle Hotels, Mr. Fisher worked with The Harlan Company, an investment banking boutique in New York City, and the Prudential Realty Group. Mr. Fisher holds a BS with Distinction from The School of Hotel Administration at Cornell University.
     Mr. Fisher’s initial annual base salary will be $250,000, subject to annual escalation at the discretion of the Compensation Committee of the Company’s board of trustees. Mr. Fisher will have a target bonus for 2010 of $200,000 which will be guaranteed, but which could increase based on bonus criteria to be determined by the Compensation Committee. Mr. Fisher’s target bonus will be subject to escalation at the discretion of the Compensation Committee.
          Effective on the starting date of his employment with the Company, Mr. Fisher will receive an award of $1,000,000 of long term incentive plan units (“LTIP units”) in the Company’s operating partnership. The LTIP units will vest ratably on each of the first five anniversaries of the date of grant, provided that Mr. Fisher remains employed by the Company on each vesting date. The LTIP units, whether vested or unvested, will receive the same per-unit distributions as common units of the Company’s operating partnership, which distributions generally will equal per-share distributions on the Company’s common shares.
          LTIP units are a special class of partnership interests in the Company’s operating partnership. Each LTIP unit awarded is deemed equivalent to an award of one common share under the Company’s 2009 Equity Incentive Plan, reducing availability for other equity awards on a one-for-one basis. The Company will not receive a tax deduction for the value of the LTIP units. Initially, LTIP units will not have full parity with operating partnership units with respect to liquidating distributions. Under the terms of the LTIP units, the operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of operating partnership unit holders. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of operating partnership units, the LTIP units will achieve full parity with operating partnership units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of operating partnership units at any time, and thereafter enjoy all the rights of operating partnership units, including exchange rights which includes the right to redeem the operating partnership units for common shares or cash, at the Company’s option. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that Mr. Fisher will realize for his LTIP units will be less than the value of an equal number of the Company’s common shares.
     In addition, Mr. Fisher is expected to receive a restricted share award of $300,000 of restricted common shares that is expected to be approved at the first meeting of the Company’s board of trustees pursuant to the Company’s 2009 Equity Incentive Plan as part of the Company’s 2010 compensation program. These restricted shares will vest ratably on each of the first three anniversaries of the date of grant, provided that Mr. Fisher remains employed by the Company on each vesting date. Prior to vesting, all restricted shares will be entitled to receive dividends paid on Company common shares and will be entitled to vote.
     Mr. Fisher will enter into a Change in Control Severance Agreement with the Company, the form of which is filed as an exhibit to this Report on Form 8-K, and the general terms of which are described below.
     Mr. Fisher will receive health, medical and dental benefits similar to those available to other executive officers of the Company and will be eligible to participate in any 401(k) program established by the Company on the same terms as other Company executive officers. In addition, the Company will pay or reimburse Mr. Fisher for reasonable costs of relocation, brokerage costs on the sale of his current home and other miscellaneous costs. The

Company will also pay Mr. Fisher up to $250,000 in connection with the sale of his home if the sale proceeds are less than a threshold amount.
Severance Agreement
     Effective upon commencement of his employment, Mr. Fisher will enter into a Change in Control Severance Agreement to provide benefits in the event his employment is terminated in certain circumstances. The Compensation Committee will review the terms of the severance agreement annually. As described in more detail below, because Mr. Fisher’s severance payment will be calculated based on from his annual base salary and other annual incentive compensation, the Company expects that the effect on severance payments will be one of the factors considered by the Compensation Committee when annually reviewing Mr. Fisher’s total compensation and severance agreement terms.
     The severance agreement will become effective upon Mr. Fisher’s commencement of employment with the Company and will have an initial term of three years; provided, however, that the term is automatically extended for an additional year on each anniversary date of the effective date of the severance agreement beginning on the third anniversary of the effective date of the severance agreement unless, not less than six months prior to the termination of the then-existing term, the Company’s board of trustees provides notice to Mr. Fisher of its intent not to extend the term further. Mr. Fisher may terminate his agreement prior to the expiration of the term as described below.
Termination in Connection with a Change in Control
     Upon 30 days’ prior written notice to the Company, Mr. Fisher may terminate his employment for “good reason.” The agreement provides that upon the termination of Mr. Fisher either by the Company without “cause” within one year of a change in control of the Company or by Mr. Fisher for “good reason,” Mr. Fisher will be entitled to the following severance payments and benefits:
•	a lump sum cash payment equal to the sum of his annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•	a lump sum cash payment equal to the product of two times the sum of (x) his then-current annual base salary plus (y) the greater of (i) the bonus most recently paid to him and (ii) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years ending before the date of termination;

•	a lump sum cash payment equal to two times the annual premium or cost (including amounts paid by him) for his health, dental, disability and life insurance benefits; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.
Termination without Cause
     If Mr. Fisher is terminated without “cause” and not in connection with or within one year of a change in control of the Company, he will be entitled to the following severance payments and benefits:
•	a lump sum cash payment equal to the sum of his annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•	a lump sum cash payment equal to the sum of (x) his then-current annual base salary, plus (y) the greater of (i) the bonus most recently paid to him and (ii) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years ending before the date of termination;

•	a lump sum cash payment equal to the annual premium or cost (including amounts paid by him) for his health, dental, disability and life insurance benefits; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.
Termination without Good Reason
     If Mr. Fisher voluntarily terminates his employment without “good reason,” he will be entitled to the following severance payments and benefits:
•	a lump sum cash payment equal to the sum of his annual base salary and accrued vacation time earned but not paid to the date of termination; and

•	such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.
Vesting of Long-Term Equity Incentive Awards
     The terms of the time-based LTIP unit award agreement granted to Mr. Fisher will provide that:
•	Upon a change in control of the Company, the unvested units vest.

•	Upon termination of Mr. Fisher’s employment with the Company without cause, the unvested units vest.

•	Upon termination of Mr. Fisher’s employment with the Company because of his death or disability, the unvested units vest.

•	Upon termination of Mr. Fisher’s employment with the Company for cause, the unvested units are forfeited.
     The time-based LTIP unit award agreements do not provide, in the absence of a change in control of the Company, for accelerated vesting of the unvested LTIP units in the event Mr. Fisher terminates his employment with the Company, for any reason other than death, disability or, under certain conditions, retirement.
     For purposes of the time-based LTIP unit award agreements, the definitions of “cause,” “good reason” and “change in control” are similar but not identical to the definitions contained in Mr. Fisher’s severance agreement with the Company. For example, the definition of “good reason” for purposes of the award agreement does not include any requirement of a change in control. In addition, the definition of “change in control” for purposes of the award agreements includes mergers and consolidations where the outstanding securities of the Company represent less than 75% of the combined voting power of the Company or surviving entity after the merger or consolidation and includes a sale of substantially all of the Company’s assets to an entity in which the Company’s shareholders own less than 75% of the combined voting power in substantially the same proportions as their ownership in the Company before the sale.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Change in Control Severance Agreement between Pebblebrook Hotel Trust and Thomas C. Fisher

10.2	Form of LTIP Unit Vesting Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-11 (File No. 333-162412).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST
Date: December 22, 2009	By:	/s/ Jon E. Bortz
Jon E. Bortz
President and Chief Executive Officer